EXHIBIT 3(i)(3)

FILED # C 7460-87
DEC 15 2000
IN THE OFFICE OF
DEAN HELLER
DEAN HELLER SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                                       To
                            ARTICLES OF INCORPORATION
                                       OF
                                 CORVALLIS, INC.

      We the undersigned as President and Secretary of Corvallis, Inc. do hereby certify:

      That the Board of Directors of said Corporation at a meeting duly convened and held on October 31, 2000 adopted a Resolution to amend the Articles of Incorporation as follows:

      Delete Article I in its entirety and substitute in its place the following:

                                    ARTICLE I

      The name of the Corporation is USAOneStar.Net, Inc.

      The above amendment to the Articles of Incorporation were adopted by the holders of a majority, 834,345 common shares of the 1,505,000 outstanding common shares of the Corporation on October 31, 2000.


                               /s/ Whitney O. Cluff
                               ------------------------------------
                               President


                               /s/ John Papanikolas
                               ------------------------------------
                               Secretary


Notary Stamp:
Notary Public
ANITA PATTERSON
525 South 300 East
Salt Lake City, Utah 84111
My Commission Expires
April 1, 2004
State of Utah

STATE OF UTAH          )
                       : ss.

COUNTY OF SALT LAKE    )


      On the 31th day of October, 2000, personally appeared before me Whitney Cluff and John Papanikolas personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are signed on the preceding document, and acknowledged to me that they signed it voluntarily for its stated purpose.


                         /s/ Anita Patterson
                         -------------------------------------------
                         NOTARY PUBLIC